Exhibit 25.2




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                                     FORM T-1

                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                             STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                     CORPORATION DESIGNATED TO ACT AS TRUSTEE

                        CHECK IF AN APPLICATION TO DETERMINE
                        ELIGIBILITY OF A TRUSTEE PURSUANT TO
                           SECTION 305(b)(2)           |__|

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                                    THE BANK OF NEW YORK
                    (Exact name of trustee as specified in its charter)


New York                                                    13-5160382
(State of incorporation                                     (I.R.S. employer
if not a U.S. national bank)                                identification no.)

48 Wall Street, New York, N.Y.                              10286
(Address of principal executive offices)                    (Zip code)


                             ______________________


                              ANNTAYLOR FINANCE TRUST
                (Exact name of obligor as specified in its charter)


Delaware                                                    13-7089625
(State or other jurisdiction of                             (I.R.S. employer
incorporation or organization)                              identification no.)

142 West 57th Street
New York, New York                                          10019
(Address of principal executive offices)                    (Zip code)


                    Convertible Trust Originated Preferred SecuritiesSM
                            (Title of the indenture securities)


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



1.   General information.  Furnish the following information as to the Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

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                  Name                                        Address
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     Superintendent of Banks of the State of       2 Rector Street, New York,
     New York                                      N.Y.  10006, and
                                                   Albany, N.Y. 12203

     Federal Reserve Bank of New York              33 Liberty Plaza, New York,
                                                   N.Y.  10045

     Federal Deposit Insurance Corporation         Washington, D.C.  20429

     New York Clearing House Association           New York, New York

     (b) Whether it is authorized to exercise corporate trust powers.

     Yes.

2.   Affiliations with Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.  (See Note on page 3.)

16.  List of Exhibits.

     Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and Rule 24 of the Commission's Rules of Practice.

     1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form
        T-1 filed with Registration Statement No. 33-29637.)

     4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

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     6. The consent of the Trustee required by Section 321(b) of the Act.
        (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

     7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.



                                     NOTE


     Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

     Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.

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                                SIGNATURE



     Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 13th day of June, 1996.


          THE BANK OF NEW YORK



          By:  /s/ Mary Jane Morrissey
              ---------------------------
              Name:  Mary Jane Morrissey
              Title: Vice President

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                                                            EXHIBIT 7





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                       Consolidated Report of Condition of

                              THE BANK OF NEW YORK

                     of 48 Wall Street, New York, N.Y. 10286
                     And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business December 31, 1995, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                 Dollar Amounts
ASSETS                                            in Thousands
Cash and balances due from depos-
  itory institutions:
  Noninterest-bearing balances and
    currency and coin ................             $ 4,500,312
  Interest-bearing balances ..........                 643,938
Securities:
  Held-to-maturity securities ........                 806,221
  Available-for-sale securities ......               2,036,768
Federal funds sold and securities
  purchased under agreements to resell
  in domestic offices of the bank:
  Federal funds sold .................               4,166,720
  Securities purchased under agreements
    to resell.........................                  50,413
Loans and lease financing
  receivables:
  Loans and leases, net of unearned
    income .................27,068,535
  LESS: Allowance for loan and
    lease losses ..............520,024
  LESS: Allocated transfer risk
    reserve......................1,000
  Loans and leases, net of unearned
    income and allowance, and reserve               26,547,511
Assets held in trading accounts ......                 758,462
Premises and fixed assets (including
  capitalized leases) ................                 615,330
Other real estate owned ..............                  63,769
Investments in unconsolidated
  subsidiaries and associated
  companies ..........................                 223,174
Customers' liability to this bank on
  acceptances outstanding ............                 900,795
Intangible assets ....................                 212,220
Other assets .........................               1,186,274
                                                   -----------
Total assets .........................             $42,711,907
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LIABILITIES
Deposits:
  In domestic offices ................             $21,248,127
  Noninterest-bearing .......9,172,079
  Interest-bearing .........12,076,048
  In foreign offices, Edge and
  Agreement subsidiaries, and IBFs ...               9,535,088
  Noninterest-bearing ..........64,417
  Interest-bearing ..........9,470,671
Federal funds purchased and secu-
  rities sold under agreements to re-
  purchase in domestic offices of
  the bank and of its Edge and
  Agreement subsidiaries, and in
  IBFs:
  Federal funds purchased ............               2,095,668
  Securities sold under agreements
    to repurchase ....................                  69,212
Demand notes issued to the U.S.
  Treasury ...........................                 107,340
Trading liabilities ..................                 615,718
Other borrowed money:
  With original maturity of one year
    or less ..........................               1,638,744
  With original maturity of more than
    one year .........................                 120,863
Bank's liability on acceptances exe-
  cuted and outstanding ..............                 909,527
Subordinated notes and debentures ....               1,047,860
Other liabilities ....................               1,836,573
                                                   -----------

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Total liabilities ....................              39,224,720
                                                   -----------

EQUITY CAPITAL
Common stock ........................                  942,284
Surplus .............................                  525,666
Undivided profits and capital
  reserves ..........................                1,995,316
Net unrealized holding gains
  (losses) on available-for-sale
  securities ........................                   29,668
Cumulative foreign currency transla-
  tion adjustments ..................              (    5,747)
                                                   -----------
Total equity capital ................                3,487,187
                                                   -----------
Total liabilities and equity
  capital ...........................              $42,711,907
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 I, Robert E. Keilman, Senior Vice President and Comptroller of
the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                 Robert E. Keilman

 We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.


 J. Carter Bacot
 Thomas A. Renyi           Directors
 Alan R. Griffith


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                                                                      EXHIBIT 12




                          ANNTAYLOR STORES CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (dollars in thousands)

                                                                                             FISCAL QUARTERS
                                                   FISCAL YEARS ENDED                             ENDED
                                 ------------------------------------------------------    --------------------
                                 FEB. 3,    JAN. 28,    JAN. 29,    JAN. 30,    FEB. 1,    MAY 4,     APRIL 29,
                                  1996        1995        1994        1993       1992       1996        1995
                                 -------    --------    --------    --------    -------    -------    ---------
Income before income taxes and
  extraordinary loss..........   $ 4,281    $ 62,894    $ 31,519    $ 17,067    $ 8,727    $ 4,533     $ 7,569
Add total fixed charges
  deducted from earnings......    37,992      26,513      27,055      29,584     41,336     10,676       8,377
Less interest capitalized.....    (1,325)       (490)                                                     (490)
                                 -------    --------    --------    --------    -------    -------    ---------
Earnings available for payment
 of fixed charges.............   $40,948    $ 88,917    $ 58,574    $ 46,651    $50,063    $15,209     $15,456
                                 -------    --------    --------    --------    -------    -------    ---------
                                 -------    --------    --------    --------    -------    -------    ---------
Fixed charges:
 Portion of minimum lease
   rental deemed to be
   interest...................   $15,711    $ 11,794    $  9,359    $  8,311    $ 7,378    $ 4,555     $ 3,389
 Interest expense.............    20,956      14,229      17,696      21,273     33,958      6,121       4,498
 Capitalized interest.........     1,325         490                                                       490
                                 -------    --------    --------    --------    -------    -------    ---------
   Total fixed charges........   $37,992    $ 26,513    $ 27,055    $ 29,584    $41,336    $10,676     $ 8,377
                                 -------    --------    --------    --------    -------    -------    ---------
                                 -------    --------    --------    --------    -------    -------    ---------
Ratio of earnings to fixed
charges.......................      1.08        3.35        2.16        1.58       1.21       1.42        1.85
                                 -------    --------    --------    --------    -------    -------    ---------
                                 -------    --------    --------    --------    -------    -------    ---------